EXHIBIT 10.15

            NON-DISCLOSURE AND NON-CIRCUMVENTION BILATERAL AGREEMENT

This Agreement is made and entered into the 22nd day of June, 1999 by and between Envirocon, Inc. with offices at 2870 Speer Blvd. - Suite 205, Denver, CO 80211, and Roger Mayorga, 14551 S.W. 65th Avenue, Miami, FL 33158 and Luis Ignacio Molina, 13140 S.W. 93rd Place, Miami, FL 33176.

WHEREAS, the parties hereto wish to exchange information for the purpose o f exploring a potential business relationship for the benefit of both parties, specifically to discuss building homes and manufacturing facilities in Nicaragua and possibly other locations.

And

WHEREAS, some of the information exchanged may consist of marketing plans, specifications, technical data, equipment, configuration, building systems or other information which the disclosing party considers to be confidential ("Confidential Information").

NOW, THEREFORE, the parties hereto hereby agree as follows:

(1.) This is to confirm that each of the signatories, separately and individually, and their associates hereby agree that (he/she) or (his/her) corporation, divisions, subsidiaries, employees, agents or consultants will not make any contact with, deal with, or otherwise involve in any transaction with any corporations individuals, buyers, or sellers, introduced by another of the signatories, separately and individually, and their associates, without the written permission of the signatories of this agreement, their heirs, assignees, and designees.

(2.) By signature below and execution of this agreement, each of the named signatories, separately and individually, and their associates confirm that any corporation, organization, firm, company, or individual of which the signee is a party to, member of, principal, agent for, employee of, or otherwise would benefit financially from an association, is bound by this agreement.

(3.) This agreement is a perpetuating guarantee for two (2) years from the date affixed below and is to be applied to any and all transactions entertained by the signatories, including subsequent follow-up, repeat, or renegotiated transactions, as well as to the initial transaction , regardless of the success of the project and/or discussions. Any controversy or claim arising out of or relating to this contract, or the breach thereof, and which is not settled between the signatories themselves, shall be settled by arbitration in accordance with the rules of the American Arbitration Association with the hearings to take place in Colorado and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof...including the award to the aggrieved signatory (signatories), their heirs, assignees, and/or designees for the total remuneration received as a result of business conducted with the parties covered by this agreement, plus all court costs, attorneys fees, and other charges and damages deemed fair by the arbitrator

(4.) The signatories hereby agree to keep completely confidential the names of any corporations, companies, individuals, buyers or sellers, introduced by any of the named signatories or their associates. Such identity shall remain confidential during the applicable transaction(s) and during the duration of


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this agreement,  and shall include any telephone numbers,  addresses,  facsimile numbers, telex numbers, et al. Any controversy or claim arising out of or relating to any part of this provision, or the breach thereof, and which is not settled between the signatories themselves shall be settled by arbitration in accordance with the Rules of the American Arbitrator(s) Association, with the hearings to take place in Denver, Colorado and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof including the award to the aggrieved signatory (signatories) their heirs, assignees, and/or designees, for the full amount of remuneration they would have received had they been involved with the transaction, regardless if the aggrieving signatory (signatories) receive any remuneration - plus all court costs, attorney fees, and other charges and damages deemed fair by the Arbitrator(s)

(5.) It is understood that this agreement is a reciprocal one between the signatories concerning their privileged information and contacts.

(6.) It is also understood that a signatory cannot be considered or adjudged to be in violation of this agreement when the violation is Involuntary, i.e. due to situations beyond his control some evident examples being Acts of God, civil disturbances, theft, or another connection having prior knowledge of possession of the privileged information or contact(s) without the intervention or assistance of the signatory Essentially the spirit behind the agreement is one of mutual trust and confidence, and of the reliance on each other to do what is fair and equitable.

(7.) We further agree that this constitutes the only such valid agreement and that it will be valid for any further transactions.

(8.) We further guarantee that we will not, directly or indirectly, by ourselves or through any other, transact with any of your sources without your previous knowledge and agreement.


Envirocon Corporation


/s/ Frank Glinton                                             6-22-99
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Frank Glinton - President                                     Date


/s/ Roger Mayorga                                             6/23/99
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Roger Mayorga                                                 Date


/s/ Luis Molina                                               6-23-99
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Luis I. Molina                                                Date